Exhibit 3.1

THE CAYMAN ISLANDS

THE COMPANIES ACT

(AS AMENDED)

Second Amended and Restated Memorandum of Association

of

XCHG Limited

(Adopted by a Special Resolution dated August 7, 2023)

www.verify.gov.ky File#: 384991	Filed: 07-Aug-2023 16:09 EST Auth Code: K70033535877

THE COMPANIES ACT

(AS AMENDED)

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

XCHG Limited

(Adopted by a Special Resolution dated August 7, 2023)

1.	The name of the Company is XCHG Limited.

2.	The registered office shall be situated at the offices of ICS Corporate Services (Cayman) Limited, 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (As Amended) or any other law of the Cayman Islands and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in any part of the world whether as principal, agent, contractor or otherwise.

4.	The Company shall not be permitted to carry on any business where a licence is required under the laws of the Cayman Islands to carry on such a business until such time as the relevant licence has been obtained.

5.	As an exempted company, the Company’s operations will be carried on subject to the provisions of Section 174 of the Companies Act (As Amended).

6.	The liability of each Shareholder is limited to the amount from time to time unpaid on such Shareholder’s share.

7.	The authorised share capital of the Company is USD50,000.00 divided into 3,524,410,240 Ordinary Shares of par value of USD0.00001 each, 75,000,000 Series Angel Preference Shares of par value of USD0.00001 each, 175,050,000 Series Seed Preference Shares of par value of USD0.00001 each, 300,000,000 Series A Preference Shares of par value of USD0.00001 each, 118,971,900 Series A+ Preference Shares of par value of USD0.00001 each, 602,372,700 Series B Preference Shares of par value of USD0.00001 each, and 204,195,160 Series B+ Preference Shares of par value of USD0.00001 each, with the power for the Company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions; and so that, unless the condition of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

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8.	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

9.	Capitalised terms that are not defined in this Second Amended and Restated Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

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www.verify.gov.ky File#: 384991	Filed: 07-Aug-2023 16:09 EST Auth Code: K70033535877

THE CAYMAN ISLANDS

THE COMPANIES ACT

(AS AMENDED)

Second Amended and Restated Articles of Association

of

XCHG Limited

(Adopted by a Special Resolution dated August 7, 2023)

www.verify.gov.ky File#: 384991	Filed: 07-Aug-2023 16:09 EST Auth Code: K70033535877

THE COMPANIES ACT

(AS AMENDED)

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

XCHG Limited

(Adopted by a Special Resolution dated August 7, 2023)

TABLE A

The Regulations contained or incorporated in Table A in the First Schedule to the Companies Act (As Amended) shall not apply to the Company and the following Regulations shall comprise the Second Amended and Restated Articles of Association of the Company:

INTERPRETATION

1	In these Second Amended and Restated Articles of Association, the following terms shall have the meanings set opposite unless the context otherwise requires:

“Additional Ordinary Shares”	with respect to a series of Preference Shares shall mean all Ordinary Shares issued (or deemed to be issued or issuable pursuant to Article 13.2(e)(i)(1) hereof) by the Company, other than Ordinary Shares issued or deemed issued below (collectively as to all such Shares and Shares deemed issued, “Exempted Securities”):

(a)	Ordinary Shares, Options or Convertible Securities issued pursuant to the ESOP duly adopted by the Board pursuant to Articles 90 through 92;

(b)	Ordinary Shares, Options or Convertible Securities issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or more than fifty percent (50%) of the voting power of such other corporation or entity, provided that such acquisition has been duly approved by all Directors;

(c)	any Ordinary Shares issued upon conversion of the Preference Shares (including Warrant Shares).

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“Anti-Corruption Laws”	means (a) the United States Foreign Corrupt Practices Act of 1977; (b) the United Kingdom Bribery Act 2010; and (c) all applicable national, regional, provincial, state, municipal or local laws and regulations that prohibit tax evasion, money laundering or otherwise dealing in the proceeds of crime or the bribery of, or the providing of unlawful gratuities, facilitation payments, or other benefits to, any Government Official or any other person.

“Articles”	means these Second Amended and Restated Articles of Association of the Company, as amended, restated or supplemented from time to time by Special Resolution.

“as-converted”	means as-converted to Ordinary Shares.

“Auditors”	means the auditors of the Company for the time being, if appointed.

“Beijing Entity”	means Beijing X-Charge Technology Co., Ltd. (北京智充科技有限公 司).

“Board of Directors” or “Board”	means the board of directors of the Company.

“Breaching Party”	has the meaning given to it in Article 13.4(a)(i).

“Business Day”	means a day (other than a Saturday or Sunday) on which banks are open for business in the PRC, in the United States of America, in the Cayman Islands and in Hong Kong.

“CFO”	has the meaning given to it in the Investors’ Rights Agreement.

“China-US Green”	means Beijing China-US Green Investment Center L.P. (北京中美绿 色投资中心(有限合伙)).

“China-US Green Observer”	has the meaning given to it in Article 75.

“Closing Date”	has the meaning given to it in the WSA.

“Companies Act”	means the Companies Act (As Amended) of the Cayman Islands, as amended or supplemented from time to time.

“Company”	means XCHG Limited.

“Contingency Event”	has the meaning given to it in Article 13.2(a)(ii).

“Control”	with respect to any party, shall have the meaning given to that term in Rule 405 under the Securities Act, and shall be deemed to exist for any party (a) when such party holds at least twenty percent (20%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party, or (b) over other members of such party’s Immediate Family Members, or (c) when such party possesses the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, or (d) such party possesses the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person, or power to control the composition of the board of directors or similar governing body of such Person. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

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“CB Conversion”	means (i) the conversion of the principal amount of the convertible loans provided by 58 and Shell into the Equity Securities of the Company pursuant to the Onshore CB Agreement and (ii) the “Conversion” as defined under the Offshore CB Agreement (as the case may be).

“Conversion Price”	with respect to a series of Preference Shares shall initially mean the Original Issue Price for such series of Preference Shares (such initial Conversion Price, and the rate at which a series of Preference Shares may be converted into Ordinary Shares, shall be subject to adjustment from time to time as provided in Article 13.2(e) hereof).

“Conversion Rights”	has the meaning given to it in Article 13.2.

“Conversion Time”	has the meaning given to it in Article 13.2(a)(ii).

“Convertible Securities”	means any evidences of indebtedness, shares or other securities directly or indirectly convertible into, exercisable or exchangeable for Ordinary Shares, but excluding Options.

“Deemed Liquidation Event”	has the meaning given to it in Article 13.1(c).

“Directors”	means the directors for the time being of the Company, or as the case may be, the directors assembled as a board or as a committee thereof.

“Shanghai Dingpai”	means Shanghai Dingpai Enterprise Management Consulting L.P. (上 海鼎湃企业管理咨询合伙企业（有限合伙）).

“Eastern Bell Observer”	has the meaning given to it in Article 75.

“Electronic Record”	has the meaning given to that expression in the Electronic Transactions Act (as Revised) of the Cayman Islands, as amended from time to time.

“Equity Securities”	has the meaning given to it in the Investors’ Rights Agreement.

“ESOP”	means the employee share incentive plan of the Company taking effect on or prior to the Closing Date, or any other similar plan to be approved by the Board in accordance with Articles 90 through 92 hereof (including the expansion of number of ESOP Shares to be approved by all Investors in accordance with Section 11.4 of the Investors’ Rights Agreement).

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“Excess Amount”	has the meaning given to it in Article 13.1(d).

“FET”	means Beijing Foreign Economic and Trade Development Guidance Fund L.P. (北京外经贸发展引导基金(有限合伙)).

“FET Director”	has the meaning given to it in Article 74(a).

“Founder(s)”	has the meaning given to it in the Investors’ Rights Agreement.

“Founder Entity” or “Founder Entities”	has the meaning given to it in the Investors’ Rights Agreement.

“GGV”	means GGV (Xcharge) Limited.

“GGV Director”	has the meaning given to it in Article 74(c).

“GM”	has the meaning given to it in Article 80.

“Governmental Authority”	mean (i) any nation, government, federation, province or state or any other political subdivision thereof, or any national, provincial, municipal, local or foreign government or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any Governmental Authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, Hong Kong or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization, (ii) any public international organization, (iii) any agency, division, bureau, department or other sector of any government, entity or organization described in the foregoing (i) or (ii) of this definition, or (iv) any state-owned or state-controlled enterprise or other entity owned or controlled by any government, entity or organization described in (i), (ii) or (iii) of this definition.

“Government Official”	means any official or employee of any government, or any agency, ministry, department of a government (at any level), person acting in an official capacity for a government regardless of rank or position, official or employee of an entity wholly or partially controlled by a government (for example, a state owned oil company), political party and any official of a political party; candidate for political office, officer or employee of a public international organization, such as the United Nations or the World Bank, or immediate family member (meaning a spouse, child, sibling, parent, or household member) of any of the foregoing.

“Governmental Order”	means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Compan(ies)”	has the meaning given to it in the Investors’ Rights Agreement.

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“IFRS”	means the applicable International Financial Reporting Standards as published by the International Accounting Standards Board from time to time.

“Immediate Family Member”	mean a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“in writing”	means written, printed, lithographed, Electronic Record, photographed or telexed or represented by any other substitute for writing or partly one and partly another.

“Interim Board Meeting”	has the meaning given to it in Article 89.

“Investor(s)”	has the meaning given to it in the Investors’ Rights Agreement.

“Investors’ Rights Agreement”	means the Amended and Restated Investors’ Rights Agreement dated as of August 4, 2023 entered into by and among the Company, the Investors, the Founders and certain other parties thereto.

“Law” or “Laws”	mean any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any Governmental Order.

“Lead Investors”	means collectively FET, Shell, GGV, Zhen Partners and 58 (with respect to each of them, for so long as it holds any Equity Security of the Company); a “Lead Investors” shall mean each of the Lead Investors.

“Liquidation Preference”	with respect to each Series B+ Preference Share shall mean one hundred percent (100%) of the Original Issue Price of such series of Preference Shares, plus an amount that accrued on the Original Issue Price of such series of Preference Shares at a simple interest rate of eight percent (8%) per annum, during the period commencing from the Original Issue Date of such Series B+ Preference Share and ending on the date that such Member of the Series B+ Preference Shares receives its respective Liquidation Preference hereunder in full, plus any dividends declared but unpaid thereon; with respect to each Series B Preference Share shall mean one hundred percent (100%) of the Original Issue Price of such series of Preference Shares plus any dividends declared but unpaid thereon; with respect to each Series A+ Preference Share shall mean one hundred percent (100%) of the Original Issue Price of such series of Preference Shares plus any dividends declared but unpaid thereon; with respect to each Series A Preference Share shall mean one hundred fifty percent (150%) of the Original Issue Price of such series of Preference Shares plus any dividends declared but unpaid thereon; with respect to each Series Angel Preference Share shall mean one hundred percent (100%) of the Original Issue Price of such series of Preference Shares plus any dividends declared but unpaid thereon.

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“Lost Certificate Affidavit”	has the meaning given to it in Article 13.2(a)(ii).

“Mandatory Conversion Time”	has the meaning given to it in Article 13.2(b)(i).

“Majority Lead Investors”	means the simple majority of the Lead Investors (for the avoidance of doubts, if there are five (5) Lead Investors, the Majority Lead Investors shall mean any three (3) Lead Investors).

“Maximum Interest”	has the meaning given to it in Article 13.1(d).

“Member”	means a holder from time to time of Ordinary Shares or Preference Shares.

“Memorandum of Association”	means the Second Amended and Restated Memorandum of Association of the Company, as amended, restated or supplemented from time to time by Special Resolution.

“Options”	means rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Securities, including the Warrants.

“Ordinary Directors”	has the meaning given to it in Article 74(f).

“Ordinary Majority”	means Founder Entit(ies) holding more than fifty percent (50%) of the total issued and outstanding Ordinary Shares held by the Founder Entities on an as-converted and fully-diluted basis.

“Ordinary Resolution”	means a resolution:

a.	(x) passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled and (y) approved by the Ordinary Majority; or

b.	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments signed in the aggregate by all of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is signed.

“Onshore CB”	means the convertible loan provided by 58 and Shell to the Beijing Entity pursuant to the Onshore CB Agreement.

“Onshore CB Agreement”	means the Convertible Loan Investment Agreement (可转债投资协 议) entered into by and among the Beijing Entity, the Company, 58, Shell and certain other parties therein dated on June 20, 2023.

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“Offshore CB”	means the principal amount of the SAIC Note paid by SAIC to the Company.

“Offshore CB Agreements”	(x) the Convertible Note Purchase Agreement entered into by and among the Company, SAIC, and certain other parties thereto on June 20, 2023, and (y) the Convertible Promissory Note issued by the Company to SAIC on July 17, 2023 (the “SAIC Note”).

“Ordinary Share”	means the Ordinary Shares of the Company, nominal or par value US$0.00001 per share.

“Original Issue Date”	with respect to the Series Angel Preference Shares, shall mean February 13, 2018; with respect to the Series Seed Preference Shares held by Zhen Partners shall mean August 3, 2016; with respect to the Series Seed Preference Shares held by Hegao Zhixing, shall mean January 16, 2023; with respect to the Series A Preference Shares held by Zhen Partners, shall mean November 17, 2017; with respect to Series A Preference Shares held by GGV, shall mean November 15, 2017; with respect to the Series A+ Preference Shares held by GGV, shall mean June 26, 2018; with respect to the Series A+ Preference Shares held by Zhen Partners, shall mean June 28, 2018; with respect to Series A+ Preference Shares held by Yuanyan, shall mean April 3, 2018; with respect to 66,897,232 Series B Preference Shares held by FET, shall mean March 24, 2021; with respect to 63,192,968 Series B Preference Shares held by FET, shall mean March 29, 2021; with respect to 66,897,232 Series B Preference Shares held by FET, shall mean April 22, 2021; with respect to 63,192,968 Series B Preference Shares held by FET, shall mean April 30, 2021; with respect to the Series B Preference Shares held by Shell, shall mean June 8, 2021; with respect to the Series B Preference Shares held by Peikun Jingrong and Peikun Songfu, shall mean August 4, 2021; with respect to the Series B Preference Shares held by China-US Green shall mean August 24, 2021; with respect to the Series B+ Preference Shares issuable under 58 Warrants, the date 58 pays the convertible loan under the Onshore CB Agreement to the Beijing Entity; with respect to the Series B+ Preference Shares issuable under the Series B+ Warrant held by Shell, the date Shell pays the convertible loan under the Onshore CB Agreement to the Beijing Entity; with respect to the Series B+ Preference Shares issuable under the Series B+ Warrant held by SAIC, the date SAIC pays to the Company the purchase price of the SAIC Note.

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“Original Issue Price”	with respect to the Series Angel Preference Share, shall mean RMB0.2267 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series Angel Preference Shares); with respect to the Series Seed Preference Share held by Zhen Partners, shall mean US$0.0114 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series Seed Preference Shares); with respect to the Series Seed Preference Share held by Hegao Zhixing, shall mean US$0.0292 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series Seed Preference Shares); with respect to the Series A Preference Share, shall mean US$0.0167 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series A Preference Shares); with respect to the Series A+ Preference Share held by Zhen Partners, shall mean US$0.0358 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series A+ Preference Shares); with respect to the Series A+ Preference Share held by Yuanyan, shall mean RMB0.2267 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series A+ Preference Shares); with respect to the Series A+ Preference Share held by GGV, shall mean US$0.0251 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series A+ Preference Shares); with respect to the Series B Preference Share, shall mean RMB0.2268 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series B Preference Shares); with respect to the Series B+ Preference Share issued or issuable under the 58 Warrant I held by 58, shall mean RMB0.3567 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series B+ Preference Shares); with respect to the Series B+ Preference Share issued or issuable under the 58 Warrant II held by 58, shall mean the Investor 1 Offshore Shares II Conversion Price (投资方1境外股份II转股单价, as defined in the Onshore CB Agreement) (subject to adjustment from time to time for Recapitalizations with respect to the Series B+ Preference Shares); with respect to the Series B+ Preference Share issued or issuable under the Series B+ Warrants held by Shell and SAIC, shall mean RMB0.3964 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series B+ Preference Shares).

“Restricted Jurisdiction”	means a country, state, territory or region which is subject to comprehensive economic or trade restrictions under Trade Control Laws. As of the date of these Articles, Restricted Jurisdictions include Cuba, Crimea and Sevastopol, Iran, North Korea, Sudan and Syria.

“Restricted Party”	means any individual, legal person, entity or organisation that is:

(i) resident, established or registered in a Restricted Jurisdiction;

(ii) classified as a US OFAC Specially Designated National or otherwise subject to blocking sanctions under Trade Control Laws;

(iii) directly or indirectly owned or controlled (as these terms are interpreted under the relevant Trade Control Laws), or acting on behalf of, persons, entities or organisations described in (i) or (ii); or

(iv) a director, officer or employee of a legal person, entity or organisation described in (i) to (iii).

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“paid up”	includes credited as paid up.

“Peikun Jingrong”	means Chengdu Peikun Jingrong Venture Capital Partnership L.P. (成都沛坤菁蓉创业投资合伙企业(有限合伙)).

“Peikun Songfu”	means Chengdu Peikun Songfu Technology Partnership L.P. (成都沛 坤宋富科技合伙企业(有限合伙)).

“Person” or “person”	means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“PRC”	means the People’s Republic of China excluding, for the sole purposes of these Articles, Hong Kong, the Macau Special Administrative Region and Taiwan.

“Preference Directors”	means collectively the FET Director, the Shell Director, the GGV Director, the Zhen Partners Director and the 58 Director; a “Preference Director” shall mean each of the Preference Directors.

“Preference Shares”	means the Series Angel Preference Shares, the Series Seed Preference Shares, the Series A Preference Shares, the Series A+ Preference Shares, the Series B Preference Shares, and the Series B+ Preference Shares.

“Qualified IPO”	has the meaning given to it in the Investors’ Rights Agreement.

“Qualified Share Sale”	means a transaction or series of related transaction in which a Person, or a group of Persons, acquires all Shares and Warrants held by the Investors in the Company as approved by the Board in accordance with these Articles, which (i) involves a pre-money valuation of the Company of more than one hundred and fifty percent (150%) of the Series B+ Post-Money Valuation, and (ii) enables all Investors to exit from the Company in such transaction or series of related transaction.

“Recapitalization”	means any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

“Register of Members” or “Register”	means the register of members of the Company to be kept by the Company in accordance with Section 40 of the Companies Act.

“Registered Office”	means the registered office of the Company as provided in Section 50 of the Companies Act.

“Regular Board Meeting”	has the meaning given to it in Article 89.

“Repurchase”	has the meaning given to it in Article 13.4(a)(i).

“Repurchase Holders”	has the meaning given to it in Article 13.4(a)(i).

“Repurchase Date”	has the meaning given to it in Article 13.4(b)(i).

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“Repurchase Request”	has the meaning given to it in Article 13.4(b)(i).

“SAIC”	means Mobility Innovation Fund, LLC.

“Seal”	means the Common Seal (if any) of the Company including any facsimile thereof for use outside of the Cayman Islands.

“Secretary”	means any person appointed by the Directors to perform any of the duties of the secretary of the Company including any assistant secretary.

“Series A Capital Increase Agreement”	means the Capital Increase Agreement (增资协议) dated September 15, 2017 entered into by and among GGV, Zhen Partners, the Beijing Entity, the Founders and certain other parties named therein.

“Series A Preference Shares”	means the Series A Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights preference and privileges set forth in these Articles.

“Series A Repurchase Price”	has the meaning given to it in Article 13.4(a)(ii)(dd).

“Series A+ Capital	means the Capital Increase Agreement (增资协议) dated April 2,

Increase Agreement”	2018 entered into by and among Yuanyan, GGV, Zhen Partners, the Beijing Entity, the Founders and certain other parties named therein.

“Series A+ Preference Shares”	means the Series A+ Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights, preference and privileges set forth in these Articles. For purposes of these Articles, to the extent legally permissible under applicable Laws, the Series A+ Preference Shares referred to in these Articles shall include such Series A+ Preference Shares issuable under any Warrant, whether such Warrant has been exercised or not, and the holders of the Warrants shall be deemed as the holders of the corresponding Series A+ Preference Shares of the Company and shall be entitled to all the rights and privileges the holders of the corresponding Series A+ Preference Shares have in accordance with these Articles as if such Warrants have been fully exercised and such holders of Warrants have been duly registered as Shareholders of the Company.

“Series A+ Repurchase Price”	has the meaning given to it in Article 13.4(a)(ii)(cc).

“Series Angel Preference Shares”	means the Series Angel Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights, preference and privileges set forth in these Articles. For purposes of these Articles, to the extent legally permissible under applicable Laws, the Series Angel Preference Shares referred to in these Articles shall include such Series Angel Preference Shares issuable under any Warrant, whether such Warrant has been exercised or not, and the holders of the Warrants shall be deemed as the holders of the corresponding Series Angel Preference Shares of the Company and shall be entitled to all the rights and privileges the holders of the corresponding Series Angel Preference Shares have in accordance with these Articles as if such Warrants had been fully exercised and such holders of Warrants have been duly registered as Shareholders of the Company.

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“Series Angel Repurchase Price”	has the meaning given to it in Article 13.4(a)(ii)(ee).

“Series B Investment Agreement”	means (i) the Investment Agreement (投资协议书) entered into by and among FET, the Beijing Entity, the Founders and certain other parties named therein in 2021; and (ii) the Investment Agreement (投资协议书) dated June 1, 2021 entered into by and among Shell, the Beijing Entity, the Founders and certain other parties named therein.

“Series B Preference Shares”	means the Series B Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights, preference and privileges set forth in these Articles. For purposes of these Articles, to the extent legally permissible under applicable Laws, the Series B Preference Shares referred to in these Articles shall include such Series B Preference Shares issuable under any Warrant, whether such Warrant has been exercised or not, and the holders of the Warrants shall be deemed as the holders of the corresponding Series B Preference Shares of the Company and shall be entitled to all the rights and privileges the holders of the corresponding Series B Preference Shares have in accordance with these Articles as if such Warrants had been fully exercised and such holders of Warrants have been duly registered as Shareholders of the Company.

“Series B Repurchase Price”	has the meaning given to it in Article 13.4(a)(ii)(bb).

“Series B+ Investors”	has the meaning given to it in the Investors’ Rights Agreement.

“Series B+ Preference Shares”	means the Series B+ Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights, preference and privileges set forth in these Articles. For purposes of these Articles, to the extent legally permissible under applicable Laws and unless otherwise provided in these Articles and other Transaction Agreements, the Series B+ Preference Shares referred to in these Articles shall include such Series B+ Preference Shares issuable under any Warrant (including the 58 Warrants), whether such Warrant has been exercised or not, and the holders of the Warrants shall be deemed as the holders of the corresponding Series B+ Preference Shares of the Company and shall be entitled to all the rights and privileges the holders of the corresponding Series B+ Preference Shares have in accordance with these Articles as if such Warrants had been fully exercised and such holders of Warrants have been duly registered as Shareholders of the Company. And for purpose of these Articles, for the avoidance of doubt, with respect to 58 Warrant II, during the period from the issue date of 58 Warrant II to the date such 58 Warrant II has been fully exercised or terminated and for so long as the principal amount of the convertible loan corresponding to 58 Warrant II is outstanding, 58 shall be deemed as the holder of Series B+ Preference Shares as if 58 exercised the 58 Warrant II to purchase the Series B+ Preference Shares.

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“Series B+ Repurchase Price”	has the meaning given to it in Article 13.4(a)(ii)(aa)

“Series B+ Warrants”	has the meaning given to the “Warrants” in the WSA. A “Series B+ Warrant” shall mean each of the Series B+ Warrants.

“Series B+ Warrant Holder”	means the holder of the Warrants issued pursuant to the WSA.

“Series B+ Post-Money Valuation”	means the amount equal to (a) the comprehensive pre-money valuation (综合投前估值, as defined in the Onshore CB Agreement), plus (b) the aggregate principal amount under the Onshore CB Agreement and the Offshore CB Agreements that has been converted into the Series B+ Preference Shares.

“Series Seed Preference Shares”	means the Series Seed Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights, preference and privileges set forth in these Articles. For purposes of these Articles, to the extent legally permissible under applicable Laws, the Series Seed Preference Shares referred to in these Articles shall include such Series Seed Preference Shares issuable under any Warrant, whether such Warrant has been exercised or not, and the holders of the Warrants shall be deemed as the holders of the corresponding Series Seed Preference Shares of the Company and shall be entitled to all the rights and privileges the holders of the corresponding Series Seed Preference Shares have in accordance with these Articles as if such Warrants have been fully exercised and such holders of Warrants have been duly registered as Shareholders of the Company.

“share” or “Share”	means the Ordinary Shares and Preference Shares, as applicable.

“Shareholder”	means a person whose name is entered in the Register of Members or a Warrant Holder.

“Shell”	means Shell Capital Co., Ltd. (壳牌资本有限公司).

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“Shell Director”	has the meaning given to it in Article 74(b).

“Shell’s Side Letter”	has the meaning ascribed to it in the SWSA.

“signed”	includes a signature or representation of a signature affixed by mechanical means.

“Special Resolution”	means subject to Articles 90 through 92, a resolution passed in accordance with Section 60 of the Companies Act, being a resolution:

a.	(x) passed by a majority of at least two-thirds (2/3) of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing such a majority to the number of votes to which each Shareholder is entitled and (y) approved by the Ordinary Majority; or

b.	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments signed in the aggregate by all of the Shareholders and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed.

“Statute”	means the Companies Act (as amended).

“Subsidiary”	with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than 50% interest in the profits or capital of such entity are owned or Controlled, directly or indirectly, by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IFRS or U.S. GAAP, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.

“Shanghai Dingbei”	means Shanghai Dingbei Enterprise Management Consulting L.P. (上海鼎北企业管理咨询合伙企业（有限合伙）).

“SWSA”	means Share and Warrant Subscription Agreement dated June 20, 2023 by and among the Company, the Investors (other than 58 and SAIC) and certain other parties named therein.

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“Trade Control Laws”	with respect to any Person, means any applicable Laws concerning trade or economic sanctions or embargoes, Restricted Party lists, trade controls on the imports, export, re-export, transfer or otherwise trade of goods, services or technology, anti-boycott legislation and any other similar regulations, rules, restrictions, orders or requirements having the force of law in relation to the above matters and in force from time to time, including those of the European Union, the United Kingdom, the United States of America or any government Laws in relation to the above matters.

“Transaction Agreements”	has the meaning given to it in the Investors’ Rights Agreement.

“Trigger Event”	has the meaning given to it in Article 13.4(a)(i).

“U.S. GAAP”	means the accounting principles generally accepted in the United States.

“Warrant(s)”	means the Warrants issued by the Company according to the SWSA and the WSA.

“Warrant Holder”	means the holder(s) of the Warrants.

“Warrant Shares”	has the meaning given to it in the SWSA and the meaning given to it in the WSA (as the case may be).

“WSA”	means the Warrant Subscription Agreement dated August 4, 2023 by and among the Company, the Series B+ Investors and certain other parties named therein.

“Yuanyan”	means Shanghai Yuanyan Enterprise Management Consulting L.P. (上海源彦企业管理咨询合伙企业(有限合伙)).

“Zhen Partners”	means Zhen Partners Fund IV L.P.

“Zhen Partners Director”	has the meaning given to it in Article 74(d).

“58”	means Wuxi Shenqi Leye Private Equity Fund Partnership L.P. (无锡神骐乐业私募基金合伙企业(有限合伙)).

“58 Director”	has the meaning given to it in Article 74(b)(v).

“58 Warrant I”	means the Warrant to purchase Series B+ Preference Shares issued by the Company to 58 at the closing under the WSA, whereby 58 is entitled to purchase 84,104,289 Series B+ Preference Shares at the purchase price of USD equivalent of RMB30,000,000 (deducting necessary bank charges, if any).

“58 Warrant II”	means the Warrant to purchase Preference Shares issued by the Company to 58 at the closing under the WSA, whereby 58 is entitled to purchase certain number of Series B+ Preference Shares or New Financing Shares (as defined therein) at the purchase price of USD equivalent of RMB20,000,000 (deducting necessary bank charges, if any).

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2	In these Articles, save where the context requires otherwise:

2.1	words importing the singular number shall include the plural number and vice versa;

2.2	words importing the masculine gender only shall include the feminine gender;

2.3	words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

2.4	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

2.5	a reference to an Article shall be to an Article of these Articles;

2.6	a reference to a dollar or dollars or US$ is a reference to United States dollars, the lawful currency of the United States of America; and

2.7	a reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force.

3	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4	The business of the Company may be commenced as soon after incorporation as the Directors see fit.

5	The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

SHARE CAPITAL

6	The authorised share capital of the Company at the date of adoption of these Articles is US$50,000.00 divided into 3,524,410,240 Ordinary Shares of US$0.00001 each, 75,000,000 Series Angel Preference Shares of US$0.00001 each, 175,050,000 Series Seed Preference Shares of US$0.00001 each, 300,000,000 Series A Preference Shares of US$0.00001 each, 118,971,900 Series A+ Preference Shares of US$0.00001 each, 602,372,700 Series B Preference Shares of US$0.00001 each, and 204,195,160 Series B+ Preference Shares of US$0.00001 each.

7	Subject to any applicable provisions in the Second Amended and Restated Memorandum of Association of the Company, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine, and subject to the provisions of section 37 of the Companies Act, any share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

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8	Subject as otherwise provided in these Articles, all shares for the time being and from time to time unissued shall be under the control of the Directors, and may be re-designated, allotted, issued or otherwise disposed of in such manner, to such persons and on such terms as the Directors, in their absolute discretion, may think fit. The Directors may issue shares in separate classes and may issue shares of any class in different series.

9	The Company shall not issue shares to bearer.

10	The Company may, in so far as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

11	The Directors shall keep or cause to be kept a Register of Members as required by Section 40 of the Companies Act at such place or places as the Directors may from time to time determine, and in the absence of any such determination, the Register of Members shall be kept at the registered office of the Company. The Company shall not be bound to register more than four persons as the joint holders of any share or shares.

FRACTIONAL SHARES

12	The Directors may issue fractions of a share up to such number of decimal places as they shall determine of any class or series of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class or series of shares.

RIGHTS, PREFERENCES AND PRIVILEGES OF SHARES

13	Certain rights, preferences and privileges of the shares of the Company are as follows:

13.1	Liquidation Rights

(a)	Preferential Payments to Members of Preference Shares

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event,

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(i)	before any payment shall be made to any Member of other Preference Shares and/or any Member of Ordinary Shares, each Member of the Series B+ Preference Shares who has participated in the liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event shall be entitled to be paid for each Series B+ Preference Share it holds then, on a pari passu basis, out of the funds and assets available for distribution to Members, an amount equal to the Liquidation Preference specified for the Series B+ Preference Share. If the funds and assets available for distribution shall be insufficient to pay all the Members of the Series B+ Preference Shares the full amounts to which they are entitled under this Article 13.1(a)(i), then the entire funds and assets available for distribution shall be distributed ratably among the Members of the Series B+ Preference Shares in proportion to the full Liquidation Preference each Member of the Series B+ Preference Shares would otherwise be entitled to receive pursuant to this Article 13.1(a)(i);

(ii)	after the aggregate Liquidation Preference with respect to the Series B+ Preference Shares has been paid in full to each Member of the Series B+ Preference Shares pursuant to Article 13.1(a)(i) above and before any payment shall be made to any Member of other Preference Shares and/or any Member of Ordinary Shares by reason of their ownership thereof, each Member of Series B Preference Shares then issued and outstanding who has participated in the liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event shall be entitled to be paid for each Series B Preference Share it holds then, on a pari passu basis, out of the funds and assets available for distribution to Members, an amount equal to the Liquidation Preference specified for the Series B Preference Share. If the funds and assets available for distribution shall be insufficient to pay all the Members of the Series B Preference Shares the full amounts to which they are entitled under this Article 13.1(a)(ii), the Members of the Series B Preference Shares shall share ratably in any distribution of the funds and assets available for distribution in proportion to the number of Series B Preference Shares held by them upon such distribution;

(iii)	after the aggregate Liquidation Preference with respect to the Series B+ Preference Shares and the Series B Preference Shares has been paid in full to each Member of the Series B+ Preference Shares and each Member of the Series B Preference Shares pursuant to Article 13.1(a)(i) and Article 13.1(a)(ii) above and before any payment shall be made to any Member of other Preference Shares and/or any Member of Ordinary Shares by reason of their ownership thereof, each Member of Series A+ Preference Shares then issued and outstanding who has participated in the liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event shall be entitled to be paid for each Series A+ Preference Share it holds then, on a pari passu basis, out of the funds and assets available for distribution to Members, an amount equal to the Liquidation Preference specified for the Series A+ Preference Share. If the funds and assets available for distribution shall be insufficient to pay all the Members of the Series A+ Preference Shares the full amounts to which they are entitled under this Article 13.1(a)(iii), the Members of the Series A+ Preference Shares shall share ratably in any distribution of the funds and assets available for distribution in proportion to the number of Series A+ Preference Shares held by them upon such distribution;

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(iv)	after the aggregate Liquidation Preference with respect to the Series B+ Preference Shares, the Series B Preference Shares and the Series A+ Preference Shares has been paid in full to each Member of the Series B+ Preference Shares, each Member of the Series B Preference Shares and each Member of the Series A+ Preference Shares pursuant to Articles 13.1(a)(i), 13.1(a)(ii) and 13.1(a)(iii) above and before any payment shall be made to any Member of other Preference Shares and/or any Member of Ordinary Shares by reason of their ownership thereof, each Member of Series A Preference Shares then issued and outstanding who has participated in the liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event shall be entitled to be paid for each Series A Preference Share it holds then, on a pari passu basis, out of the funds and assets available for distribution to Members, an amount equal to the Liquidation Preference specified for the Series A Preference Share. If the funds and assets available for distribution shall be insufficient to pay all the Members of the Series A Preference Shares the full amounts to which they are entitled under this Article 13.1(a)(iv), the Members of the Series A Preference Shares shall share ratably in any distribution of the funds and assets available for distribution in proportion to the number of Series A Preference Shares held by them upon such distribution;

(v)	after the aggregate Liquidation Preference with respect to the Series B+ Preference Shares, the Series B Preference Shares, the Series A+ Preference Shares and the Series A Preference Shares has been paid in full to each Member of the Series B+ Preference Shares, each Member of the Series B Preference Shares, each Member of the Series A+ Preference Shares and each Member of the Series A Preference Shares pursuant to Articles 13.1(a)(i), 13.1(a)(ii), 13.1(a)(iii) and 13.1(a)(iv) above and before any payment shall be made to any Member of other Preference Shares and/or any Member of Ordinary Shares by reason of their ownership thereof, each Member of Series Angel Preference Shares who has participated in the liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event shall be entitled to be paid for each Series Angel Preference Share it holds then, on a pari passu basis, out of the funds and assets available for distribution to Members, an amount equal to the Liquidation Preference specified for Series Angel Preference Share. If the funds and assets available for distribution shall be insufficient to pay Members of the Series Angel Preference Shares the full amounts to which they are entitled under this Article 13.1(a)(v), the Members of Series Angel Preference Shares shall share ratably in any distribution of the funds and assets available for distribution in proportion to the number of Series Angel Preference Shares held by them upon such distribution.

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(b)	Participating Distribution of Remaining Assets

In the event of any liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the Members of certain Preference Shares as provided in Article 13.1(a) hereof, the remaining funds and assets available for distribution to Members shall be distributed among all the Members of the Preference Shares (including Members of Series B+ Preference Shares, Members of Series B Preference Shares, Members of Series A+ Preference Shares, Members of Series A Preference Shares, Members of Series Angel Preference Shares) and the Members of the Ordinary Shares, on a pari passu basis in proportion to the number of Shares held by each such Member, treating for this purpose all Preference Shares as if they have been converted to Ordinary Shares and all Warrant Shares as if the Warrants have been fully exercised and all Warrant Shares converted to Ordinary Shares pursuant to the terms of these Articles immediately prior to such liquidation, dissolution or winding up of the Company or such Deemed Liquidation Event.

(c)	Deemed Liquidation Events

Each of the following events shall be considered a “Deemed Liquidation Event”:

(i)	any merger, amalgamation, consolidation, share acquisition, or other transactions or a series of related transactions, after which the holders of the shares of the Company immediately prior to such transaction do not retain at least a majority of voting power of the Company or the surviving or acquiring Person in such transaction;

(ii)	any sale of all or substantially all the assets of the Group Companies taken as a whole; or

(iii)	exclusive licensing of all or substantially all the intellectual properties of the Group Companies taken as a whole.

(d)	Series B+ Warrant Holder

If, before the exercise of its Series B+ Warrants, any onshore Series B+ Warrant Holder requests distribution in accordance with this Article 13.1 and any portion of the principal amount of its Onshore CB is then outstanding, the Company shall cause such onshore Series B+ Warrant Holder to receive an amount equal to its respective Liquidation Preference specified for the Series B+ Preference Shares under this Article 13.1 by causing the Beijing Entity to repay to such onshore Series B+ Warrant Holder the principal amount and interests of its Onshore CB; the portion of such onshore Series B+ Warrant Holder’s respective Liquidation Preference specified for the Series B+ Preference Shares exceeding the principal amount of its respective Onshore CB (the “Excess Amount”) shall be automatically regarded as the interests of its respective Onshore CB under the Onshore CB Agreement and repaid by the Beijing Entity. If the foregoing Excess Amount is greater than the interests accrued on the principal amount of the Onshore CB calculated at the rate of four times of the one-year LPR published by the People’s Bank of China on the date of the Onshore CB Agreement (the “Maximum Interest”), the portion of the Excess Amount over the Maximum Interest shall be paid to such onshore Series B+ Warrant Holder by the Beijing Entity in a lawful manner acceptable to both the Company and such onshore Series B+ Warrant Holder. For the avoidance of doubt, if the Beijing Entity has fully paid the Liquidation Preference specified for the Series B+ Preference Shares to such onshore Series B+ Warrant Holder in accordance with this Article 13.1, the Beijing Entity shall be deemed to have fully performed its obligation to repay the principal amount and interests to such onshore Series B+ Warrant Holder under the Onshore CB Agreement and such onshore Series B+ Warrant Holder shall not be entitled to require the Company to distribute any funds or assets in accordance with this Article 13.1.

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(e)	Termination

The rights and covenants set forth in this Article 13.1 shall terminate and be of no further force and effect upon the consummation of a Qualified IPO.

13.2	Conversion

The Members of the Preference Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)	Right to Convert

(i)	Conversion Ratio

Each Preference Share shall be convertible, at the option of the Member thereof, at any time after the date of issuance, and without the payment of any additional consideration by the Member thereof, into such number of fully paid Ordinary Shares as is determined by dividing the Original Issue Price for such series of Preference Share by the Conversion Price for such series of Preference Share in effect at the time of conversion. The Conversion Price for a series of Preference Shares shall be subject to adjustment as hereinafter provided.

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(ii)	Notice of Conversion

In order for a Member of Preference Shares to voluntarily convert Preference Shares into Ordinary Shares on such Member’s sole discretion, such Member shall surrender the certificate or certificates for such Preference Shares (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a lost share certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate (a “Lost Certificate Affidavit”)), at the office of the transfer agent for the Preference Shares (or at the Registered Office if the Company serves as its own transfer agent), together with written notice that such Member elects to convert all or any number of the Preference Shares represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent (a “Contingency Event”) . Such notice shall state such Member’s name or the names of the nominees in which such Member wishes the certificate or certificates for the Ordinary Shares to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered Member or such Member’s attorney duly authorized in writing. The close of business on the date of receipt by the Company or its transfer agent of such certificates evidencing the Preference Shares being converted (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit) and notice (or, if later, the date on which all Contingency Events have occurred) shall be time of conversion (the “Conversion Time”), and the Ordinary Shares issuable upon conversion of the Preference Shares represented by such certificate shall be deemed to be issued and outstanding of record as of such time. The Company shall, as soon as practicable after the Conversion Time, (a) issue and deliver to such Member of Preference Shares or to such Member’s nominee(s), a certificate or certificates for the number of full Ordinary Shares issuable upon such conversion in accordance with the provisions hereof and a certificate or certificates for the number (if any) of Preference Shares represented by the surrendered certificates that were not converted into Ordinary Shares, (b) pay in cash such amount as provided in Article 13.2(f)(ii) hereof in lieu of any fraction of an Ordinary Shares otherwise issuable upon such conversion and (c) pay all declared but unpaid dividends on the Preference Shares converted.

(iii)	Effect of Voluntary Conversion

All Preference Shares that shall have been converted as herein provided shall no longer be deemed to be issued and outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the Members thereof to receive Ordinary Shares in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Article 13.2(f)(ii) hereof and to receive payment of any dividends declared but unpaid thereon.

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(b)	Mandatory Conversion

(i)	Automatic Conversion

Upon the closing of a Qualified IPO (the “Mandatory Conversion Time”), all issued and outstanding Preference Shares shall automatically be converted into Ordinary Shares, at the applicable ratio described in Article 13.2(a)(i) hereof as the same may be adjusted from time to time in accordance with Article 13.2(e) hereof.

(ii)	Mandatory Conversion Procedural Requirements

All Members of record of Preference Shares shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such Preference Shares pursuant to Articles 13.2(b)(i) and Articles 129 to 133 hereof. Unless otherwise provided in these Articles, such notice needs not to be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each Member of Preference Shares shall surrender such Member’s certificate or certificates for all such Preference Shares (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit) to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of Ordinary Shares to which such Member is entitled pursuant to this Article 13.2(b). If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered Member or by such Member’s attorney duly authorized in writing. All rights with respect to the Preference Shares converted pursuant to this Article 13.2(b), including the rights, if any, to receive notices and vote (other than as a Member of Ordinary Shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the Member or Members thereof to surrender the certificates at or prior to such time), except only the rights of the Members thereof, upon surrender of their certificate or certificates (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit) therefor, to receive the items provided for in the next sentence of this Article 13.2(b)(ii). As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit) for Preference Shares, the Company shall issue and deliver to such Member, or to such Member’s nominee(s), a certificate or certificates for the number of full Ordinary Shares issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Article 13.2(f)(ii) hereof in lieu of any fraction of an Ordinary Share otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Preference Shares converted. The Register shall be updated accordingly to reflect such conversion.

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(c)	Method of Conversion

The Company shall give effect to any conversion pursuant to these Articles by any of the following methods (or a combination thereof) and in all such cases the form, manner, timing and execution of the conversion shall, subject to these Articles, occur as set out below:

(i)	Provided that the number of the Preference Shares being converted is equal to the number of the Ordinary Shares into which they convert, such Preference Shares shall be converted into Ordinary Shares by way of automatic re-designation of such Preference Shares as Ordinary Shares (with the rights, privileges, terms and obligations of Ordinary Shares) and the converted Preference Shares shall from that point form part of the class of Ordinary Shares (and shall cease to form part of the class of Preference Shares).

(ii)	If conversion may not be effected pursuant to clause (i) above, by the repurchase or redemption of the converting Preference Shares and, in consideration, the issue of the appropriate number of Ordinary Shares. The Board has the authority (notwithstanding any other provision of these Articles to the contrary) to effect such repurchase or redemption and issue of Ordinary Shares in such manner as it considers appropriate.

(iii)	If conversion may not be effected pursuant to clauses (i) and (ii) above, by such other method as may be permitted by Law from time to time and approved by the Board.

Conversion of Preference Shares into Ordinary Shares shall be evidenced in the Register.

(d)	Termination of Conversion Rights

In the event a notice of repurchase is given with respect to any Preference Shares pursuant to Article 13.4 hereof, the Conversion Rights of the Preference Shares designated for repurchase shall terminate at the close of business on the Repurchase Date for such Preference Shares. Subject to Article 13.2(a)(ii) hereof in the case of a Contingency Event, in the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the date fixed for the first payment of any funds and assets distributable on such event to the Members of Preference Shares.

(e)	Adjustments to Conversion Price

(i)	Adjustments for Diluting Issuances

(1)	Deemed Issue of Additional Ordinary Shares

a)	If the Company issues any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or fixes a record date for the determination of Members of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability (including the passage of time) but without regard to any provision contained therein for a subsequent adjustment of such number including by way of anti-dilution adjustment) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

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b)	If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of a series of Preference Shares pursuant to the terms of Article 13.2(e)(i)(2) hereof, are revised in accordance with Articles 90 through 92 as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price of such series of Preference Shares computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price of such series of Preference Shares as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Article 13.2(e)(i)(1)b) shall have the effect of increasing the Conversion Price of a series of Preference Shares to an amount which exceeds the lower of (1) the Conversion Price for such series of Preference Shares in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (2) the Conversion Price for such series of Preference Shares that would have resulted from any issuances of Additional Ordinary Shares (other than deemed issuances of Additional Ordinary Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

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c)	If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price of a series of Preference Shares pursuant to the terms of Article 13.2(e)(i)(2) hereof (either because the consideration per share (determined pursuant to Article 13.2(e)(i)(3) hereof) of the Additional Ordinary Shares subject thereto was equal to or greater than the Conversion Price of such series of Preference Shares then in effect, or because such Option or Convertible Security was issued before the Original Issue Date of such series of Preference Shares), are revised after the Original Issue Date of such series of Preference Shares as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase in the number of Ordinary Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Ordinary Shares subject thereto (determined in the manner provided in Article 13.2(e)(i)(1)a) hereof) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

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d)	Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price of a series of Preference Shares pursuant to the terms of Article 13.2(e)(i)(2) hereof, the Conversion Price of such series of Preference Shares shall be readjusted to such Conversion Price of such series of Preference Shares as would have obtained had such Option or Convertible Security (or portion thereof) never been issued. Notwithstanding the foregoing, no readjustment pursuant to this Article 13.2(e)(i)(1)d) shall have the effect of increasing the Conversion Price of a series of Preference Shares to an amount which exceeds the lower of (1) the Conversion Price for such series of Preference Shares in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (2) the Conversion Price for such series of Preference Shares that would have resulted from any issuances of Additional Ordinary Shares (other than deemed issuances of Additional Ordinary Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

e)	If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price of a series of Preference Shares provided for in this Article 13.2(e)(i)(1) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in Articles 13.2(e)(i)(1)b) and 13.2(e)(i)(1)c) hereof). If the number of the Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to such Conversion Price that would result under the terms of this Article13.2(e)(i)(1) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Conversion Price that such issuance or amendment took place at the time such calculation can first be made. No readjustment pursuant to this Article 13.2(e)(i)(1)e) shall have the effect of increasing the respective applicable Conversion Price of any Preference Shares to an amount which exceeds the lower of (1) the Conversion Price for such series of Preference Shares in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (2) the Conversion Price for such series of Preference Shares that would have resulted from any issuances of Additional Ordinary Shares (other than deemed issuances of Additional Ordinary Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

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(2)	Issuance of Additional Ordinary Shares

In the event the Company issues Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to Article 13.2(e)(i)(1) hereof) without consideration or for a consideration per share less than the Conversion Price for any series of Preference Shares in effect immediately prior to such issue, then the Conversion Price for such series of Preference Shares shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-thousandth of a cent) determined in accordance with the following formula:

CP2 = CP1 × (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the applicable Conversion Price in effect immediately after such issue or deemed issue of Additional Ordinary Shares;

“CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue or deemed issue of Additional Ordinary Shares;

“A” shall mean the number of Ordinary Shares issued and outstanding immediately prior to such issue or deemed issue of Additional Ordinary Shares (treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preference Shares) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

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“B” shall mean the number of Ordinary Shares that would have been issued or deemed issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Ordinary Shares actually issued or deemed issued in such transaction.

This Article 13.2(e)(i)(2) shall not apply to the Conversion Price for Series B+ Preferences Shares issuable under the 58 Warrant II until 58 exercises the 58 Warrant II. For the avoidance of doubts, the Conversion Price of any Series B+ Preferences Shares (including the Series B+ Preferences Shares issuable under the Warrants) shall not be reduced because of the issuance of Series B+ Warrants or the issuance of Series B+ Preferences Shares pursuant to Series B+ Warrants.

(3)	Determination of Consideration

For purposes of this Article 13.2(e)(i), the consideration received by the Company for the issue or deemed issue of any Additional Ordinary Shares shall be computed as follows:

a)	Cash and Property

Such consideration shall:

i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with such issuance and excluding amounts paid or payable for accrued interest;

ii)	insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

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iii)	in the event Additional Ordinary Shares are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

b)	Options and Convertible Securities

The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 13.2(e)(i)(1) hereof relating to Options and Convertible Securities shall be determined by dividing:

i)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

ii)	the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

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(ii)	Adjustment for Share Splits and Combinations

If the Company effects a subdivision of the issued and outstanding Ordinary Shares but without effecting the same subdivision of the issued and outstanding Preference Shares, the Conversion Price for each series of Preference Shares in effect immediately before that subdivision shall be proportionately decreased so that the number of Ordinary Shares issuable on conversion of each Preference Share of such series shall be increased in proportion to such increase in the aggregate number of Ordinary Shares issued and outstanding. If the Company combines or consolidates the issued and outstanding Ordinary Shares but without effecting the same combination or consolidation of the issued and outstanding Preference Shares, the Conversion Price for any series of Preference Shares in effect immediately before the combination shall be proportionately increased so that the number of Ordinary Shares issuable on conversion of each Preference Share of such series shall be decreased in proportion to such decrease in the aggregate number of Ordinary Shares issued and outstanding. Any adjustment under this Article 13.2(e)(ii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(iii)	Adjustment for Certain Dividends and Distributions

In the event the Company makes or issues, or fixes a record date for the determination of Members of Ordinary Shares entitled to receive, a dividend or other distribution payable on the Ordinary Shares in additional Ordinary Shares, then and in each such event the Conversion Price for each series of Preference Shares in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(1)	the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)	the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or other distribution.

Notwithstanding the foregoing, (i) if such record date shall have been fixed and such dividend is not fully paid or if such other distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Article 13.2(e)(iii) as of the time of actual payment of such dividends or other distributions; and (ii) no such adjustment shall be made if the Members of such series of Preference Shares simultaneously receive a dividend or other distribution of Ordinary Shares in a number equal to the number of Ordinary Shares as they would have received if all issued and outstanding Shares of such series of Preference Shares had been converted into Ordinary Shares on the date of such event.

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(iv)	Adjustments for Other Dividends and Distributions

In the event the Company makes or issues, or fixes a record date for the determination of Members of Ordinary Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Ordinary Shares in respect of outstanding Ordinary Shares), then and in each such event the Members of each series of Preference Shares shall receive, simultaneously with the distribution to the Members of Ordinary Shares, a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all issued and outstanding Shares of such series of Preference Shares had been converted into Ordinary Shares on the date of such event.

(v)	Adjustment for Reclassification, Exchange and Substitution

If the Ordinary Shares issuable upon the conversion of any series of Preference Shares is changed into the same or a different number of Shares of any class or classes of Shares, whether by capital reorganization, reclassification or otherwise (other than by a subdivision or combination of shares, dividend, distribution covered by Articles 13.2(e)(ii), 13.2(e)(iii) or 13.2(e)(iv) hereof or by Article 13.1(c) hereof regarding a Deemed Liquidation Event), then in any such event each Member of such Preference Shares of such series shall have the right thereafter to convert such Preference Shares into the kind and amount of shares and other securities and property receivable upon such capital reorganization, reclassification or other change by Members of the number of Ordinary Shares into which such Preference Shares could have been converted immediately prior to such capital reorganization, reclassification or change.

(f)	General Conversion Provisions

(i)	Certificate as to Adjustments

Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preference Shares pursuant to Article 13.2(e) hereof, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than fifteen (15) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Member of such series of Preference Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preference Shares is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any Member of any series of Preference Shares, furnish or cause to be furnished to such Member a certificate setting forth (a) the Conversion Price of such series of Preference Shares then in effect and (b) the number of Ordinary Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preference Shares.

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(ii)	Fractional Shares

No fractional Ordinary Shares shall be issued upon conversion of the Preference Shares. In lieu of any fractional Ordinary Shares to which the Member would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair value of an Ordinary Share as determined in good faith by the Board. Whether or not fractional Ordinary Shares would be issuable upon such conversion shall be determined on the basis of the total number of Preference Shares the Member is at the time converting into Ordinary Shares and the aggregate number of Ordinary Shares issuable upon such conversion.

(iii)	No Further Adjustment after Conversion

Upon any conversion of Preference Shares into Ordinary Shares, no adjustment to the Conversion Price of the applicable series of Preference Shares shall be made with respect to the converted Preference Shares for any declared but unpaid dividends on such series of Preference Shares or on the Ordinary Shares delivered upon conversion.

13.3	Voting of Shares

(a)	Generally

Except as otherwise expressly provided herein or as required by Law, the Members of Preference Shares and the Members of Ordinary Shares shall vote together and not as separate classes.

(b)	Ordinary Shares

Each Member of Ordinary Shares shall be entitled to one (1) vote for each Share thereof held.

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(c)	Preference Shares

Each Member of Preference Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which the Preference Shares held by such Member calculated on as as-converted basis. The Members of Preference Shares shall be entitled to vote on all matters on which the Members of Ordinary Shares shall be entitled to vote. Members of Preference Shares shall be entitled to notice of any general meeting in accordance with these Articles. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which Preference Shares held by each Member could be converted) shall be disregarded.

(d)	Warrants

Each Warrant Holder shall be entitled to the number of votes equal to the number of Ordinary Shares into which the Warrant Shares (as if the Warrant had been fully exercised), which such Warrant Holder is entitled to subscribe for, could be converted. Each Warrant Holder shall be entitled to vote on all matters on which the Members of Ordinary Shares shall be entitled to vote. Each Warrant Holder shall be entitled to notice of any general meeting in accordance with these Articles. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which Warrant Shares (as if the Warrants have been fully exercised), which each Warrant Holder is entitled to subscribe for, could be converted) shall be disregarded.

13.4	Repurchase Right

(a)	Repurchase at the Option of the Members of the Preference Shares

(i)	Request for Repurchase

Subject to the terms and conditions of this Article 13.4(a) and the provisions of any applicable Laws, the occurrence of any of the following after the Closing Date shall constitute a trigger event (a “Trigger Event”): (aa) the Company’s failure to complete a Qualified IPO before September 30, 2024; (bb) in the event of any material breach of any of the applicable Laws (including Laws relating to anti-corruption and trade control), the Investors’ Rights Agreement, these Articles and its amendment from time to time and/or the Governance Plans (as defined in the Shell’s Side Letter) of the Company as approved by the Board by the Company, Beijing Entity, any Founder Entities and/or any Founder, the Company, Beijing Entity, Founder Entity and/or such Founder, as the case may be, fails to cure such material breach within thirty (30) days after receipt of written notice from 58, Shell, FET, Yuanyan, GGV, Zhen Partners, Shanghai Dingbei and/or Shanghai Dingpai requesting cure of such material breach; (cc) in the event of any material breach of any of the provisions in the Onshore CB Agreement, Offshore CB Agreements, the Series B Investment Agreement, the Series A+ Capital Increase Agreement or the Series A Capital Increase Agreement or their amendment from time to time executed with such Repurchase Holder by Beijing Entity and/or any Founder, Beijing Entity and such Founder, as the case may be, fails to cure such material breach (if curable) within thirty (30) days after receipt of written notice from 58, Shell, FET, Yuanyan’s Affiliate, GGV or Zhen Partners requesting cure of such material breach; (dd) the Company’s failure to complete a Qualified Share Sale before September 30, 2024; (ee) any breach of any of the applicable Laws (including Anti-Corruption Laws and Trade Control Laws), the Investors’ Rights Agreement, these Articles or the principles and policies of the Company (in particular the principles relating to health safety, security, environment, social performance and compliance) by any Member (with respect to breaches of matters other than the Anti-Corruption Laws and/or Trade Control Laws, such Member shall exclude the Investors) or any Founder or any Director designated by such Member or any management personnel of the Company (the “Breaching Party”) due to such Person’s willful act, gross negligence or willful misconduct, which results in (or would result in) huge losses to the Group Companies in terms of business opportunities, profit or reputation or severe damage to the reputation of any non-breaching Member, the Breaching Party, as the case may be, refuses to cure, or fails to cure the breach action or to remove and replace the relevant Director (if applicable) within thirty (30) days after receipt of written notice from any non-breaching Member requesting cure of such breach; (ff) the Company and/or any Founder becomes a Restricted Party, or the performance of the obligations under the Investors’ Rights Agreement or these Articles will result in such risk as the Beijing Entity or any Member or any Founder may be listed in the list of Restricted Parties or become a target of sanctions under any Trade Control Laws, which risk has been proved by sufficient evidence; (gg) the termination of the employment relationship between any Founder and the Group Companies, or the engagement in or participation in any other business that would substantially affect his working time for the Group Companies (whether such business competes with the business of any Group Company or not), and such Founder has failed to cure the foregoing within thirty (30) days after receipt of written notice from such Repurchase Holder; (hh) change of Control of the Company; (ii) the information disclosed by the Company and/or any Founder to such Repurchase Holder contains materially false statement or material omission or is materially misleading, or the Company and/or any Founder materially breaches other provisions of the Investors’ Rights Agreement, these Articles, the Onshore CB Agreement or the WSA, and the Company or such Founder has failed to cure such breach within thirty (30) days after receipt of written notice from such Repurchase Holder.

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In the event of the occurrence of both item (aa) and item (dd), or in the event of the occurrence of any of item (bb), item (cc), item (ee), item (ff), item (gg), item (hh) and item (ii), each Member of Series B+ Preference Shares, Series B Preference Shares, Series A+ Preference Shares, Series A Preference Shares and Series Angel Preference Shares (collectively, the “Repurchase Holders”, and each, a “Repurchase Holder”) shall have the right to request the Company to repurchase or redeem all or any portion of the Preference Shares (including the Warrants) held by it, at the per share price equal to the applicable Repurchase Price, provided that each Member of Series Angel Preference Shares shall only have the right to request the Company to repurchase no more than half of Preference Shares (including the corresponding Warrants) held by it at that time (the “Repurchase Right”); provided further that each Member of Series B+ Preference Shares shall only be entitled to the Repurchase Right or the Put Option Right hereunder upon the consummation of its respective CB Conversion (for the avoidance of doubts, each Member of Series B+ Preference Shares shall not be entitled to the Repurchase Right or the Put Option Right hereunder with respect to the Series B+ Preference Shares issuable but not issued under the Series B+ Warrants). If any Trigger Event occurs due to the breach of contract by any Founder, then each of the Repurchase Holders who have the Repurchase Right under such Trigger Event shall have, in addition to the Repurchase Right, a put option (the “Put Option Right”) to sell to such Founder all or any portion of Preference Shares (including the Warrants) held by it, and such Founder shall then be obligated to buy such portion of Preference Shares from such Repurchase Holder, at the per share price equal to the applicable Repurchase Price, provided that each Member of Series Angel Preference Shares shall only have the right to request such Founder to purchase no more than half of Preference Shares (including the corresponding Warrants) held by it at that time. For the avoidance of doubts, the Repurchase Holders shall not sell their Shares or Warrants twice for purpose of receiving the corresponding Repurchase Price twice by exercising both the Repurchase Right and Put Option Right.

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(ii)	Repurchase Price

(aa) Repurchase Price of Series B+ Preference Shares

The repurchase price for each Series B+ Preference Share shall equal to the amount (the “Series B+ Repurchase Price”) determined in accordance with the following formula:

F1 × (1 + 8% × T/365) + B1

For the purpose of the foregoing formula, the following definitions shall apply:

(1)	“F1” shall mean the Original Issue Price of such Series B+ Preference Share,

(2)	“T” shall mean the calendar days starting from the Original Issue Date of such Series B+ Preference Share until the relevant Repurchase Holder has received its aggregate Series B+ Repurchase Price,

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(3)	“B1” shall mean the amount of all declared but unpaid dividends accrued on such Series B+ Preference Share.

For the avoidance of doubts, the aggregate Series B+ Repurchase Price to be paid to a Repurchase Holder shall be a product obtained by multiplying the applicable per share Series B+ Repurchase Price with the number of Series B+ Preference Shares to be repurchased by such Repurchase Holder.

(bb)	Repurchase Price of Series B Preference Shares

The repurchase price for each Series B Preference Share shall equal to the amount (the “Series B Repurchase Price”) determined in accordance with the following formula:

F2 × (1 + 8% × T/365) + B2

For the purpose of the foregoing formula, the following definitions shall apply:

(1)	“F2” shall mean the Original Issue Price of such Series B Preference Share,

(2)	“T” shall mean the calendar days starting from the Original Issue Date of such Series B Preference Share until the relevant Repurchase Holder has received its aggregate Series B Repurchase Price,

(3)	“B2” shall mean the amount of all declared but unpaid dividends accrued on such Series B Preference Share.

For the avoidance of doubts, the aggregate Series B Repurchase Price to be paid to a Repurchase Holder shall be a product obtained by multiplying the applicable per share Series B Repurchase Price with the number of Series B Preference Shares (including Warrant Shares) to be repurchased by such Repurchase Holder.

(cc)	Repurchase Price of Series A+ Preference Shares

The repurchase price for each Series A+ Preference Share shall equal to the amount (the “Series A+ Repurchase Price”) determined in accordance with the following formula:

F3 + B3

For the purpose of the foregoing formula, the following definitions shall apply:

(1)	“F3” shall mean the Original Issue Price of such Series A+ Preference Share,

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(2)	“B3” shall mean the amount of all declared but unpaid dividends accrued on such Series A+ Preference Share.

For the avoidance of doubts, the aggregate Series A+ Repurchase Price to be paid to a Repurchase Holder shall be a product obtained by multiplying the applicable per share Series A+ Repurchase Price with the number of Series A Preference Shares to be repurchased by such Repurchase Holder.

(dd)	Repurchase Price of Series A Preference Shares

The repurchase price for each Series A Preference Share shall equal to the amount (the “Series A Repurchase Price”) determined in accordance with the following formula:

F4 × (1 + 10% × T/365) + B4

For the purpose of the foregoing formula, the following definitions shall apply:

(1)	“F4” shall mean the Original Issue Price of such Series A Preference Share,

(2)	“T” shall mean the calendar days starting from the Original Issue Date of such Series A Preference Share until the relevant Repurchase Holder has received its aggregate Series A Repurchase Price,

(3)	“B4” shall mean the amount of all declared but unpaid dividends accrued on such Series A Preference Share.

For the avoidance of doubts, the aggregate Series A Repurchase Price to be paid to a Repurchase Holder shall be a product obtained by multiplying the applicable per share Series A Repurchase Price with the number of Series A Preference Shares to be repurchased by such Repurchase Holder.

(ee)	Repurchase Price of Series Angel Preference Shares

The repurchase price for each Series Angel Preference Share shall equal to the amount (the “Series Angel Repurchase Price”, together with the Series B+ Repurchase Price, the Series B Repurchase Price, the Series A+ Repurchase Price and the Series A Repurchase Price, the “Repurchase Price”) determined in accordance with the following formula:

F5 + B5

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For the purpose of the foregoing formula, the following definitions shall apply:

(1)	“F5” shall mean the Original Issue Price of Series Angel Preference Share,

(2)	“B5” shall mean the amount of all declared but unpaid dividends accrued on such Series Angel Preference Share.

For the avoidance of doubts, the aggregate Series Angel Repurchase Price to be paid to a Repurchase Holder shall be a product obtained by multiplying the applicable per share Series Angel Repurchase Price with the number of Series Angel Preference Shares to be repurchased by such Repurchase Holder.

(b)	Procedure.

(i)	Upon occurrence of the Trigger Event(s), the relevant Repurchase Holder may deliver a written repurchase request to the Company (the “Repurchase Request”). The Company shall promptly notify other Repurchase Holders after receipt of the Repurchase Request, stating the main contents of the Repurchase Request, including but not limited to the Repurchase Holder exercising the Repurchase Right, the Trigger Event based on and the number of shares required to be repurchased, and other Repurchase Holders may elect to exercise their Repurchase Right pursuant to this Article 13.4 upon written notice to the Company (subject to the occurrence of any Trigger Event(s) applicable to such other Repurchase Holders). The Company shall pay the relevant Repurchase Holder the aggregate Repurchase Price it entitled to receive within ninety (90) Business Days (such payment date shall be referred to the “Repurchase Date”) after receipt of the Repurchase Request. With prior consent of the relevant Repurchase Holder, the Company may designate a third party to complete the repurchase in place of the Company.

(ii)	Sequence of Payment

The funds and assets of the Company legally available shall be used (1) firstly, to pay the aggregate Series B+ Repurchase Price, (2) secondly, to pay the aggregate Series B Repurchase Price, (3) thirdly, to pay the aggregate Series A+ Repurchase Price; (4) fourthly, to pay the aggregate Series A Repurchase Price; and (5) fifthly, to pay the aggregate Series Angel Repurchase Price.

(iii)	Insufficient Legally Available Funds

If the funds and assets of the Company legally available are insufficient to pay the aggregate amount of the Repurchase Price of any series of Preference Shares, then such funds and assets shall be paid ratably among the Repurchase Holders of such series of Preference Shares in proportion to the full repurchase amounts that such Repurchase Holders would otherwise be respectively entitled thereon with respect to such series of Preference Shares.

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(c)	Termination and Restoration.

The rights and covenants set forth in this Article 13.4 shall terminate and be of no further force or effect upon the earlier to occur of: (a) the consummation of a Qualified IPO; or (b) a Deemed Liquidation Event whereby all the Investors having fully exercised their liquidation right and been fully paid all the distributions pursuant to these Articles.

13.5	Incorporation of Rights.

Section 4 (Rights to Future Securities Issuance), Section 5 (Right of First Refusal; Co-Sale with Respect to Transfers of Ordinary Shares Held by the Prospective Transferors), Section 8 (Drag-along Right) and Section 9.1 (Transfer Restrictions) of the Investors’ Rights Agreement (and for the purpose of this Article 13.5, the definitions of the defined terms used in the aforesaid Sections as provided in the Investors’ Rights Agreement) shall be incorporated by reference into these Articles as Article 13.5 and constitute an integral part of these Articles and rights attached to the Preference Shares. For the avoidance of doubts, all the other provisions set out in these Articles shall be read in conjunction with and shall be subject to the terms of such Article 13.5.

REPURCHASE OF SHARES

14	Subject to the provisions of the Companies Act and without prejudice to these Articles (including Articles 90 through 92), the Company may purchase its own shares provided that the Board of Directors shall have approved the manner of purchase in accordance with these Articles. The Company may make a payment in respect of the purchase of its own shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS ATTACHING TO SHARES

15	Subject to these Articles (including Articles 90 through 92), the rights attaching to any class or series of share (unless otherwise provided by these Articles or the terms of issue of the shares of that class or series) may be varied or abrogated with the consent in writing of the holders of all the issued shares of that class or series, or with the sanction of a resolution passed by all the holders of shares of the class or series present in person or by proxy and entitled to vote at a separate meeting of the holders of the shares of the class or series. To every such separate general meeting the provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply.

CERTIFICATES FOR SHARES

16	A Shareholder (excluding a Warrant Holder) shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or another person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate.

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17	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

18	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) on delivery up of the old certificate.

LIEN

19	The Company shall have a first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all partly paid shares standing registered in the name of a Shareholder (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all distributions payable thereon.

20	The Company may sell, in such manner as the Directors in their sole and absolute discretion think fit, any shares on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

21	For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

22	The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

23	The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their partly paid shares, and each Shareholder shall (subject to receiving at least 14 days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares.

24	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

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25	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at such rate per annum as the Directors shall determine from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

26	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

27	The Directors may make arrangements on the issue of partly paid shares for a difference between the Shareholders, or the particular shares, in the amount of calls to be paid and in the times of payment.

28	The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

29	If a Shareholder fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

30	The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

31	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

32	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

33	A person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares forfeited, but his liability shall cease if and when the Company receives payment in full the amount unpaid on the shares forfeited.

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34	A statutory declaration in writing that the declarant is a Director, and that a share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the notice as against all persons claiming to be entitled to the share.

35	The Company may receive the consideration, if any, given for a share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and that person shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

36	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

37	The instrument of transfer of any share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

38	The Directors may, in their absolute discretion, decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer of any shares, they shall, within six weeks after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

39	The registration of transfers may be suspended at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

40	All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

TRANSMISSION OF SHARES

41	The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivor or survivors of the deceased, or the legal personal representatives of the deceased, shall be the only person or persons recognised by the Company as having any title to the share.

42	Any person becoming entitled to a share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

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43	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled, in respect of it, to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

44	Subject to these Articles (including Articles 90 through 92), the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes or series and amount, as the resolution shall prescribe.

45	Subject to these Articles (including Articles 90 through 92), the Company may by Ordinary Resolution:

45.1	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

45.2	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

45.3	subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

45.4	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

46	Subject to these Articles (including Articles 90 through 92), the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

47	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholders for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed in any case 45 days. If the Register of Members shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register of Members shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

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48	In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

49	If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

50	The Directors may, whenever they think fit, convene a general meeting of the Company.

51	General meetings shall also be convened on the written requisition of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company who hold not less than ten per cent (10%) of the paid up voting share capital of the Company deposited at the registered office of the Company specifying the objects of the meeting for a date no later than twenty-one (21) days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than forty-five (45) days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

52	If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

53	At least ten (10) Business Days’ notice of a general meeting excluding the day service is deemed to take place as provided in these Articles but including the day of the meeting specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

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PROCEEDINGS AT GENERAL MEETINGS

54	All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and any report of the Directors or of the Auditors and the fixing of the remuneration of the Auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

55	No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least two thirds (2/3) of the paid up voting share capital of the Company (including the Ordinary Majority) present in person or by proxy shall be a quorum.

56	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall be a quorum.

57	If the Directors wish to make this facility available to Shareholders for a specific or all general meetings of the Company, a Shareholder who is entitled to participate in any specific or general meeting of the Company, may participate by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

58	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

59	If there is no such chairman, or if at any general meeting he is not present within fifteen (15) minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Shareholders present shall choose one of their number to be chairman of that meeting.

60	The chairman may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen (14) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

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61	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

62	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

63	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall have a second or casting vote.

64	A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

65	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

66	A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may vote by proxy.

67	Shareholders who are entitled to vote at a general meeting shall not be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares carrying the right to vote held by him have been paid.

68	On a poll votes may be given either personally or by proxy. Every Shareholder who is entitled to vote at a general meeting and every person representing such a Shareholder as proxy shall have one vote for each share of which such Shareholder or the Shareholder represented by the proxy is the holder.

69	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

70	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

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71	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

72	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. Any such resolution may consist of several documents in the like form signed by one or more of the Shareholders.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

73	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders or of the Board of Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholders or Director.

DIRECTORS; OBSERVERS

74	Board Composition

The Company shall have a Board consisting of no more than eleven (11) members, where,

(a)	FET (for so long as it holds any Equity Security of the Company) has the right to appoint one (1) person from time to time (if such person is duly appointed and actually holds office, such person is referred to as the “FET Director”).

(b)	Shell (for so long as it holds any Equity Security of the Company) has the right to appoint one (1) person from time to time (if such person is duly appointed and actually holds office, such person is referred to as the “Shell Director”).

(c)	GGV (for so long as it holds any Equity Security of the Company) has the right to appoint one (1) person from time to time (if such person is duly appointed and actually holds office, such person is referred to as the “GGV Director”).

(d)	Zhen Partners (for so long as it holds any Equity Security of the Company) has the right to appoint one (1) person from time to time (if such person is duly appointed and actually holds office, such person is referred to as the “Zhen Partners Director”).

(e)	58 (for so long as it holds any Equity Security of the Company) has the right to appoint one (1) person from time to time (if such person is duly appointed and actually holds office, such person is referred to as the “58 Director”).

(f)	the Founders has the right to appoint no more than six (6) persons from time to time (if any of such persons is duly appointed and actually holds office, such persons are collectively referred to as the “Ordinary Directors”). The Ordinary Directors shall be full-time employees of the Group Companies.

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Any Person entitled to appoint a Director to the Board pursuant to this Article 74 shall be entitled to remove any such Director, within the term of office of such Director, by delivering a duly executed notice to the Company. Unless otherwise specified in such notice, such appointment and removal shall take effect upon receipt of such notice by the Company. Each Member shall vote in favor of the aforesaid appointment or removal at the general meeting (if necessary).

Any Person entitled to appoint any individual as a Director of the Board pursuant to this Article 74 shall have the right to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation, removal or otherwise of any Director occupying such position. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation, removal or otherwise of any Director appointed pursuant to this Article 74, the replacement to fill such vacancy shall be appointed in the same manner as the Director who is being replaced in accordance with this Article 74 and the replacement shall serve within the term of office of his/her predecessor.

75	Observer

Shanghai Dingbei and Shanghai Dingpai shall be entitled to jointly appoint one (1) representative (the “Eastern Bell Observer”) to attend all meetings of the Board and articulate his/her opinions or suggestions as to the matters to be voted on, without having any voting or other rights of a Director. China-US Green shall be entitled to appoint one (1) representative (the “China-US Green Observer”) to attend all meetings of the Board and articulate his/her opinions or suggestions as to the matters to be voted on, without having any voting or other rights of a Director. The Company shall give the Eastern Bell Observer and the China-US Green Observer copies of all materials and information that it provides to its Directors at the same time and in the same manner as provided to such Directors, provided that, Shanghai Dingbei and Shanghai Dingpai shall procure the Eastern Bell Observer to, and China-US Green shall procure the China-US Green Observer to, keep all information obtained in such observation process strictly confidential, and not to use such information for any purpose other than reporting to Shanghai Dingbei, Shanghai Dingpai or China-US Green (as the case may be) as applicable.

ALTERNATE DIRECTOR

76	Any Director may in writing appoint another person (another Director or any third party who has civil capacity) to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing, in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them. For the avoidance of doubt, if any Director appoints an alternate Director, (i) any affirmative vote of or written approval (as the case may be) from such Director shall be deemed to be obtained if there is an affirmative vote of or the written approval (as the case may be) from the alternate of such Director; and (ii) such Director shall be deemed to be present at the meetings of the Directors if the alternate of such Director presents at such meetings.

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77	[Reserved]

POWERS AND DUTIES OF DIRECTORS

78	Subject to the provisions of the Companies Act, these Articles, and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made.

79	Subject to these Articles (including Articles 90 through 92), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

80	Subject to these Articles (including Articles 90 through 92), the Directors may from time to time appoint any person, whether or not a Director, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the chairman of the Board, the vice chairman of the Board, the general manager (the “GM”), the vice general manager or the chief financial officer and for such term, and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their number to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Directors resolve that his tenure of office be terminated. Without prejudice to the foregoing, the Company shall have one (1) GM which shall be designated by the Board. The GM shall be responsible for the daily operation and management of the Group Companies in accordance with the Investors’ Rights Agreement, these Articles, the powers granted by the Board and the applicable Laws, and shall report to the Board on regular basis. The GM shall have the right to nominate the vice general manager and Chief Financial Officer of the Company, all of which shall be approved by the Board.

81	The Directors may appoint a Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

82	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

83	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

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84	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

85	The Directors from time to time and at any time may establish any committees or local boards for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such persons.

86	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such committee or local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

87	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

DISQUALIFICATION OF DIRECTORS

88	The office of Director shall be vacated, if the Director:

88.1	becomes bankrupt or makes any arrangement or composition with his creditors;

88.2	is found to be or becomes of unsound mind;

88.3	resigns his office by notice in writing to the Company; or

88.4	subject to Article 74, is removed from office by Ordinary Resolution.

PROCEEDINGS OF DIRECTORS

89	The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Each Director shall have one (1) vote on any matter submitted for approval of the Board. Except as otherwise expressly provided in these Articles (including Article 91), the approval of, or consent to, any matter coming before the Board at a duly noticed meeting of the Board shall require a simple majority of the affirmative votes of all Directors, or otherwise the unanimous written approval by all Directors. The Board shall meet at least quarterly in accordance with an agreed-upon schedule (the “Regular Board Meeting”). For each Regular Board Meeting, at least ten (10) Business Days’ prior written notice shall be given by the chairman of the Board to all Directors specifying the date, time, location and agenda of such Regular Board Meeting. At least five (5) days’ written notice shall be given to all Directors to convene an interim board meeting (the “Interim Board Meeting”). Upon written approval of all Directors, the notice for a Regular Board Meeting may be given less than such ten (10) Business Days in advance and the notice for an Interim Board Meeting may be given less than such five (5) days in advance. At least ten (10) Business Days prior to each Regular Board Meeting, the Company shall provide all Directors with a quarterly report which shall contain all necessary information reasonably required by the Directors, including the quarterly management accounts, statement on the operation and financial condition of the Company and its Subsidiaries, forecast for operation and financial condition in the immediate future, management issues and other matters relating to the operation.

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90	Notwithstanding anything to the contrary in these Articles, the Company shall not, without (in addition to any other vote or consent required in these Articles or the Investors’ Rights Agreement, or by any applicable Laws, including without limitation the approval of the Shareholders at any general meeting (if applicable)) (i) first obtaining the approval of all Lead Investors, and (ii) (x) if the approval of the Shareholders at any general meeting is required, then obtaining the approval of the Shareholders at any general meeting (which shall include the approval of the Ordinary Majority) and (y) if the approval of the Shareholders at any general meeting is not required, then obtaining the approval of the Board, take any actions, or allow or cause to be taken any actions, or commit itself to take any actions, whether directly or indirectly, by amendment, merger, consolidation or otherwise, as follows:

(a)	any merger, split, dissolution, liquidation, winding up or change of form involving any Group Company;

(b)	any sale, transfer, lease or the incurrence of mortgage or pledge, or any other disposal of all or substantially all assets and/or business of Group Companies; provided that the value of such assets and/or business exceeds half of the aggregate amount of the audited net assets of the Group Companies on consolidate basis as of the end of the preceding fiscal year; or

(c)	any change of or restriction on any Investor’s rights under these Articles and the Investors’ Rights Agreement.

91	Notwithstanding anything to the contrary in these Articles, the Company shall not, without (in addition to any other vote or consent required in these Articles or the Investors’ Rights Agreement, or by any applicable Laws, including without limitation the approval of the Shareholders at any general meeting (if applicable)) (i) solely with respect to item (c) below, first obtaining the approval of the Majority Lead Investors and (x) if the approval of the Shareholders at any general meeting is required, then obtaining the approval of the Shareholders at any general meeting (which shall include the approval of the Ordinary Majority) and (y) if the approval of the Shareholders at any general meeting is not required, then obtaining the approval of the Board, (ii) solely with respect to the following items excluding items (a), (b), (c), (f), (k) and (m) below, first obtaining the approval of the Board, which shall include the affirmative votes of Directors representing more than two thirds (2/3) of the Directors present at the Board meeting (which shall include at least one (1) Preference Director unless no Preference Director present at the Board Meeting); and (iii) solely with respect to items (a), (b), (f), (k) and (m) below, first obtaining the approval of the Board, which shall include the affirmative votes of the simple majority of Preference Directors; provided that, without prejudice to the generality of the foregoing, the affirmative vote of 58 Director shall be obtained solely with respect to any repurchase or redemption of any Equity Security of the Company, other than (x) the repurchase or redemption pursuant to Article 13.4 hereof; or (y) the repurchase or redemption of Equity Securities pursuant to a duly approved ESOP, take any actions, or allow or cause to be taken any actions, or commit itself to take any actions, whether directly or indirectly, by amendment, merger, consolidation or otherwise, as follows:

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(a)	any amendment to the Investors’ Rights Agreement or the memorandum and articles of association of any Group Company;

(b)	any increase or decrease of registered capital or authorized share capital of any Group Company (including the authorization or issuance of any option or warrant which may result in the increase of registered capital or authorized share capital of any Group Company, or the dilution or decrease of shares of any Investor in any Group Company), and any increase or decrease of registered capital or authorized share capital of any Group Company as a result of implementing any ESOP;

(c)	(i) cessation of the business of any Group Company, or (ii) substantial change of any Group Company’s current business or engagement in any new business by any Group Company;

(d)	any action that issues or authorizes any Equity Securities of any Group Company that are convertible into, exchangeable for or exercisable into any Equity Securities having the rights, preferences, privileges or powers superior to or on a parity with the Preference Shares;

(e)	any declaration or payment of dividends to the shareholders by the Group Companies;

(f)	any repurchase or redemption of any Equity Security of any Group Company, other than the repurchase or redemption by the Investors pursuant to these Articles;

(g)	any change of the sole director or the number of directors of any existing Group Company, or the number of directors and composition of the board of directors or the appointment of the sole director of any Subsidiary of the Company established after the date hereof;

(h)	any appointment or change of auditors of any Group Company;

(i)	without prejudice to Section 9.1 (Transfer Restrictions) of the Investors’ Rights Agreement, any transfer or creation of pledge over the Shares held by the Founder Entities; any transfer or creation of pledge over the Equity Securities of any Subsidiary by the Company;

(j)	approval of or amendment to the annual budget and/or annual consolidated business budget of any Group Company; such approved annual budget shall be hereinafter referred to as the “Approved Budget”;

(k)	any sale, lease, transfer, disposal of or creation of mortgage or pledge over the assets and/or business of any Group Company, except for those as provided in Article 90(b);

(l)	any sale or disposal of any Equity Securities of any Group Company, or any transaction which may result in the change of Control of any Group Company;

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(m)	any declaration of bankruptcy of any Group Company, or the appointment of receiver, liquidator, legal administrator or other similar personnel for any Group Company;

(n)	any merger, acquisition, amalgamation, reorganization or restructuring involving any Group Company;

(o)	the initial public offering of any Equity Securities of the Company;

(p)	for each fiscal year, incurrence of expenses or entering into any contracts for expenses by any Group Company, the amount of which is in aggregate in excess of US$750,000 outside the Approved Budget of such fiscal year;

(q)	any investment or incurrence of any capital expenditure in excess of US$750,000 by any Group Company;

(r)	any transaction (including but not limited to extension of any loan to any director, senior officer or employee of the Group Company) between any Group Company as one party and any shareholder, director, senior officer and/or any other Affiliate of any Group Company as the other party;

(s)	appointment or removal of the GM, chief operation officer or chief technology officer of any Group Company; approval of the vice general manager and CFO of the Company nominated by the GM;

(t)	adoption or change of the ESOP;

(u)	approval or change of the remuneration of any senior officer (i.e. vice president or higher level); approval or change of the employment contract of any Group Company with employee’s annual salary exceeding US$100,000;

(v)	approval of the implementation plan of any ESOP; or

(w)	other matters subject to the approval of the Board in accordance with the Investors’ Rights Agreement or these Articles.

92	Notwithstanding anything to the contrary in these Articles or the Investors’ Rights Agreement, subject to the compliance with provisions of Section 4 of the Investors’ Rights Agreement, each holder of the Company’s Equity Securities shall procure each director designated by it (if any) to vote in favor of the next round financing of the Group Companies, on condition that the pre-money valuation of such next round financing shall be no less than 140% of the Series B+ Post-Money Valuation of the Group Companies.

93	A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of conference call, video access or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting. Every Director may be reimbursed for travel, hotel and other expenses incurred by him in attending meetings of the Directors, any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

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94	A quorum for a Board meeting shall consist of all Directors. If any Preference Director is not present at the meeting, the meeting shall stand adjourned to the fifth (5th) Business Day after the original date at the same time and place. The Company shall notify all Directors of the adjourned meeting in writing. If at such adjourned meeting, any Preference Director is still not present, the Director(s) present shall constitute a quorum at such adjourned meeting; provided that (i) such adjourned meeting shall not have formal discussions about or resolve on any matter not specified in the notice, and (ii) without the attendance of all Preference Directors, the adjourned meeting shall not resolve on any matter provided in Article 91 (excluding item (c) of Article 91), irrespective of whether such matter has been specified in the meeting notice or not, and resolutions made in violation of the restrictions set forth in the above items (i) and (ii) shall be null and void. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

95	A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

96	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Board of Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

97	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

98	Any Director may act by himself or his firm in a professional capacity for the Company, but he or his firm shall not be entitled to any remuneration for such professional services unless approved by the Board; provided that nothing herein contained shall authorise a Director or his firm to act as auditors to the Company.

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99	The Directors shall cause minutes to be made in books provided for the purpose of recording:

99.1	all appointments of officers made by the Directors;

99.2	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

99.3	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

100	When the chairman of a meeting of the Directors signs the minutes of such meeting those minutes shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

101	A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. Any such resolution may consist of several documents in the like form signed by one or more of the Directors.

102	The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

103	The Board shall have one (1) chairman and may have one (1) vice chairman, all of which shall be elected by a simple majority of votes of the Board. The chairman of Board shall preside over the Board meetings; if he/she is unable to act, or is not present at any Board meeting, he/she may authorize (in writing or otherwise) any other Director to preside as chairman of such Board meetings.

104	A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

105	A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

106	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

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DIRECTOR LIABILITIES

107	No Director shall personally be liable for any act taken by it in his/her/its capacity or performing duties as a Director, unless such act constitutes willful misconduct, gross negligence or violation of Laws applicable to the Company or such Director; provided that the validity of resolutions adopted pursuant to Laws applicable to the Company shall not be affected or impaired by such Director’s personal liabilities.

DIRECTOR REMUNERATION

108	Each Director shall not ask for remuneration for providing services to the Company in his/her/its capacity as a Director. The Company shall reimburse each Director for his/her/its necessary and reasonable out-of-pocket expenses incurred in connection with attending Board meetings in accordance with Article 89 hereof, including but not limited to travel expenses, lodging expenses and other relevant expenses. Such expenditure shall be deemed as the Company’s operating expenses.

THE SEAL AND DEEDS

109	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or the Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

110	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose.

111	Notwithstanding the foregoing, the Secretary or any Assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

112	The Company may execute any deed or other instrument which would otherwise be required to be executed under Seal by the signature of such deed or instrument as a deed by a Director, the Secretary (or an Assistant Secretary) or any one or more persons as the Directors may appoint for the purpose.

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DIVIDENDS

113	Subject to any rights and restrictions for the time being attached to any class or series of shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

114	Subject to Articles 90 through 92 any rights and restrictions for the time being attached to any class or series of shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

115	Subject to Articles 90 through 92, the Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than shares) as the Directors may from time to time think fit.

116	Any dividend may be paid by cheque sent through the post to the registered address of the Shareholder or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Shareholder or person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Shareholder or person entitled, or such joint holders as the case may be, may direct.

117	The Directors when paying dividends to the Shareholders in accordance with the provisions of these Articles may make such payment either in cash or in specie.

118	Subject to any rights and restrictions for the time being attached to any class or classes of shares, all dividends shall be declared and paid ratably among all holders of Ordinary Shares (on an as-converted basis and as if all Warrants had been exercised in full). Notwithstanding the foregoing, each Member of Series B+ Preference Shares shall only be entitled to the right to receive its applicable dividends upon the consummation of its respective CB Conversion (for the avoidance of doubts, each Member of Series B+ Preference Shares shall not be entitled to the right to receive dividends hereunder with respect to the Series B+ Preference Shares issuable but not issued under the Series B+ Warrants).

119	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

120	No dividend shall bear interest against the Company.

121	[Reserved]

ACCOUNTS AND AUDIT

122	The books of account relating to the Company's affairs shall be kept in such manner as may be determined from time to time by the Directors.

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123	The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

124	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Investors’ Rights Agreement.

125	Subject these Articles (including Articles 90 through 92), the Company may appoint Auditors and the Company’s accounts shall be audited in such manner as may be determined from time to time by the Board. The Auditors shall be appointed by the Board.

SHARE PREMIUM ACCOUNT

126	The Directors shall in accordance with Section 34 of the Companies Act establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

127	There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Companies Act, out of capital.

CAPITALISATION OF PROFITS

128	Subject to these Articles (including Articles 90 through 92) and any necessary sanction or authority being obtained the Company in general meeting may at any time and from time to time pass a resolution that any sum not required for the payment or provision of a fixed dividend with or without further participation in profits and (a) for the time being standing to the credit of any reserve fund of the Company including without limitation the share premium account or (b) being undivided profits in the hands of the Company be capitalised and that such sum be appropriated as capital to and amongst the members in the shares and proportions in which they would have been entitled thereto if the same had been distributed by way of dividend and in such manner as the resolution may direct and the Directors shall in accordance with such resolution apply such sum in paying up in full or in part any unissued shares or debentures of the Company on behalf of such members and appropriate such shares or debentures to and distribute the same credited as fully paid up or partly paid up amongst them in the proportions aforesaid in satisfaction of their shares and interests in the said capitalised sum or shall apply such sum or any part thereof on behalf of such members in paying up the whole or part of any uncalled balance which shall for the time being be unpaid in respect of any issued shares or debentures held by them. Where any difficulty arises in respect of any such distribution the Directors may settle the same as they think expedient and in particular they may fix the value for distribution of any fully paid up shares or debentures make cash payments to any members on the footing of the value so fixed in order to adjust rights and vest any such shares or debentures in trustees upon such trusts for or for the benefit of the persons entitled to share in the appropriation and distribution as may seem just and expedient to the Directors.

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NOTICES

129	Any notice or document may be served by the Company or by the person entitled to give notice to any Shareholder either personally, by facsimile, by email or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Shareholder at his address as appearing in the Register of Members. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

130	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

131	Except as may be otherwise provided herein, all notices and other communications given, delivered or made pursuant to this Articles shall be in writing and shall be deemed effectively given, delivered or made upon the earliest of actual receipt of: (a) personal delivery to the party to be notified, (b) when sent, if sent by email or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, or (c) one (1) Business Day after deposit with an internationally-recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

132	Any notice or document delivered or sent by post, left at the registered address of any Shareholder or sent by facsimile transmission or email in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

133	Notice of every general meeting of the Company shall be given to:

133.1	all Shareholders holding shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

133.2	every person entitled to a share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

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INDEMNITY

134	Every Director, Secretary (including an Assistant Secretary), officer (other than the Auditors) or servant for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assignees shall, in the absence of actual fraud or wilful default or as otherwise required by law, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, Secretary, officer, servant or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such Director, Secretary, officer, servant or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority over the Shareholders and over all other claims. No such Director, Secretary, officer, servant or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, Secretary, officer, servant or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own actual fraud or wilful default or as otherwise required by law.

NON-RECOGNITION OF TRUSTS

135	No person shall be recognised by the Company as holding any share upon any trust and the Company shall not (unless required by law) be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Shareholder registered in the Register of Members.

WINDING UP

136	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and subject to these Articles (including Article 13.1 and Articles 90 through 92), divide amongst the Shareholders in specie the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different class or series of shares. The liquidator may, with the like sanction and subject to these Articles (including Article 13.1), vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

137	Subject to the Companies Act and the rights attaching to any class or series of shares and these Articles (including Articles 90 through 92), the Company may at any time and from time to time by Special Resolution alter or amend the Memorandum or these Articles in whole or in part.

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ORGANISATION EXPENSES

138	The preliminary and organisation expenses incurred in forming the Company shall be paid by the Company and may be amortised in such manner and over such period of time and at such rate as the Directors shall determine and the amount so paid shall in the accounts of the Company, be charged against income and/or capital.

FINANCIAL YEAR

139	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year.

REGISTRATION BY WAY OF CONTINUATION

140	The Company shall, subject to the provisions of the Companies Act and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

MERGERS AND CONSOLIDATIONS

141	Subject to the Companies Act and the rights attaching to any class or series of shares and these Articles (including Articles 90 through 92), the Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

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www.verify.gov.ky File#: 384991	Filed: 07-Aug-2023 16:09 EST Auth Code: K70033535877